UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 24, 2003

SMTC Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Hood Road

Markham, Ontario, Canada L3R 4N6

(Address, of principal executive offices, including zip code)

(905) 479-1810

(Registrant’s Telephone number including area code)

Page 1 of 4.

Item 5.    Other Events and Regulation FD Disclosure.

SMTC Corporation (the “Company”) reported that it has received a Nasdaq Staff Determination that the Company does not meet certain listing criteria for the Nasdaq Stock Market’s National Market. The Company has requested an oral hearing before the Nasdaq Listing Qualifications Panel to review the staff determination and seek continued listing.

A copy of the Company’s press release announcing the Nasdaq determination and the request for a hearing is attached as Exhibit 99.1 to this Report and incorporated herein by this reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits – The following exhibit is furnished as part of this Report.

Exhibit Number	Description

99.1	Press Release of SMTC Corporation dated November 24, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

	By:	/s/ MARWAN KUBURSI
Date: November 24, 2003		Name: Marwan Kubursi Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of SMTC Corporation dated November 24, 2003.